Registration No. 333-52323

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

_________________

RIDGESTONE FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	39-1797151
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
13925 West North Avenue
Brookfield, Wisconsin	53005
(Address of principal executive offices)	(Zip Code)

Ridgestone Financial Services, Inc. 1996 Stock Option Plan, As Amended
(Full title of the plan)

Christine V. Lake
President and Chief Operating Officer
Ridgestone Financial Services, Inc.
13925 West North Avenue
Brookfield, Wisconsin 53005
(262) 789-1011
(Name, address and telephone number, including area code, of agent for service)

_________________

        On May 11, 1998, Ridgestone Financial Services, Inc. (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-52323) to register 525,000 shares of the Company’s common stock, no par value per share. The Company has fewer than 300 shareholders of record. As a result, the Company is eligible to terminate the registration of its securities. As of March 7, 2005, the Company has filed a Form 15 with the Securities and Exchange Commission to terminate such registration.

        Option holders have exercised stock options for a total of 44,982 shares of the Company’s common stock. The Company is filing this Post-Effective Amendment No. 1 to deregister the remaining 480,018 shares of its common stock.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on March 7, 2005.

RIDGESTONE FINANCIAL SERVICES, INC.
By: /s/ Christine V. Lake
Christine V. Lake
President and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of March 7, 2005, by the following persons in the capacities indicated.

Signatures	Title
/s/ Paul E. Menzel	Chairman, Chief Executive Officer and
Paul E. Menzel	Director (Principal Executive Officer)
/s/ Timothy Dondlinger	Chief Financial Officer
Timothy Dondlinger	(Principal Financial and Accounting Officer)
/s/ Christine V. Lake	President, Chief Operating Officer and Director
Christine V. Lake
William R. Hayes*	Director
Bernard E. Adee	Director
John F. Goodnow	Director
Gregory J. Hoesly*	Director

Signatures	Title
John E. Horning*	Director
Charles G. Niebler	Director
James E. Renner*	Director

*By:	/s/ Christine V. Lake Christine V. Lake Attorney-in-fact